Exhibit 10.42

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Amendment”) is made and entered as February 10, 2025, by and between Cyabra Strategy Ltd. an Israeli company (the “Company”) and Ido Shraga, I.D. [   ] (the “Employee”) (each a “Party” and collectively the “Parties”).

R E C I T A L S

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated January 19, 2018, and as amended (the “Employment Agreement”); and

WHEREAS, the Parties wish to amend the Employment Agreement to reflect such understandings and other amendments as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the Parties hereto agree as follows:

1. General

1.1 The preamble to this Amendment constitutes an integral part hereof.

1.2 The headings in this Amendment are for the purpose of convenience only and shall not be used for the purposes of interpretation.

1.3 All capitalized terms used in this Amendment that are not defined in this Amendment but are defined in the Employment Agreement, shall have the definitions given to them in the Employment Agreement.

2. Leased Car

2.1 Effective as of February 1, 2025 (the “Effective Date”), and during the term of the employment, the Employee shall be entitled to receive leased car (the “Leased Car”). Accordingly, Section 5.6 of the Employment Agreement (“Travel Expenses”) shall be canceled and void, and replaced by the following provisions:

5.6 Leased Car

5.6.1 Employee shall be entitled to receive a leased car, for business and personal use (the “Leased Car”). The leasing payment shall be made by the Company at the amount set forth in Exhibit A (“Leased Car Expenses”).

5.6.2 For the avoidance of any doubt, Leased Car Expenses paid pursuant to this paragraph will not form part of the Employee’s social benefits and will not be taken into account for the purpose of calculating the Employee’s social and/or other benefits of any kind, including severance pay. The Employee agrees to bear any mandatory payments, which may be applicable under law as the result of the Leased Car Expenses, and the Company shall withhold such tax or payment from monthly salary. The Company agrees to bear the cost of the tax liability arising from the Leased Car benefit.

Notwithstanding the above, the Employee may decide to waive his entitlement to the Leased Car Expenses, in which case the value of the Leased Car Expenses, including the value of the gross-up for the tax liability arising from the Leased Car benefit, shall be added to the Employee’s pay slip as a special gross amount in a separate line (the “Special Payment”). The Employee hereby acknowledges and agrees that the Special Payment shall not form part of the Monthly Salary and will not be taken into account for the purpose of calculating differentials or social benefits of any kind, including allocations towards pension and severance, severance payment, vacation days, etc. It is further understood and agreed that the Company shall not bear any tax liability deriving from the aforementioned arrangement and the Company shall not gross up any tax payable in respect of such arrangement which shall be borne exclusively by the Employee.

3. Meal Expenses

3.1 Effective as of the Effective Date the Employee shall be entitled to Meal Expenses (the “Meal Expenses”) and to the Employment agreement will be added Section 5.9 as follows:

5.9 Meals Expenses – The Employee shall be entitled to receive an allowance for lunch, in the amount as set forth in Exhibit A which shall be provided by providing the Employee with a third-party payment card (the “Meals Expenses”). The Meals Expenses shall be subject to the Company’s policy and expense limitations. The Meals Expenses policy and limitations may be modified from time to time, as shall be determined by the Company. The Employee shall bear and be liable for any and all tax liability applicable to the Employee in connection with such Meal Expenses. Notwithstanding the above, the Employee may decide to waive his entitlement to the Meal Expenses, in which case the value of the Meal Expenses, shall be added to the Employee’s pay slip as a Special Payment. Employee hereby acknowledges and agrees that the Special Payment shall not form part of the Monthly Salary and will not be taken into account for the purpose of calculating differentials or social benefits of any kind, including allocations towards pension and severance, severance payment, vacation days, etc. It is further understood and agreed that the Company shall not bear any tax liability deriving from the aforementioned arrangement and the Company shall not gross up any tax payable in respect of such arrangement which shall be borne exclusively by the Employee.

4. Advance Study Fund – Keren Hishtalmut

4.1 Effective as of February 1, 2025 (the “Effective Date”), and during the term of the employment, the Employee shall be entitled to Advanced Study Fund out of the Employee’s entire salary. Accordingly, Section 5.3 of the Employment Agreement (“Advanced Study Fund - Keren Hishtalmut”) shall be replaced with the following section:

5.3 Advanced Study Fund - Keren Hishtalmut

5.3.1 The Company and the Employee shall maintain a Keren Hishtalmut (the “Fund”). Use of these funds shall be in accordance with the by-laws of the fund.

5.3.2 The Company shall contribute to the Fund an amount equal to seven and a half percent (7.5%) and the Employee shall contribute to such Fund an amount equal to two and a half percent (2.5%) of each Monthly Salary payment.

5.3.3 The Employee shall be responsible for any tax imposed in connection with contributions to the Fund, if any.

5.3.4 Upon the termination of the Employee’s employment, the Company shall release to the Employee the amount then accumulated in Fund, except that in the event of termination for Cause (as defined below), those portions of such fund constituting the Company’s contributions, shall not be released to the Employee.

5.3.5 Notwithstanding the above, the Employee may decide to waive his entitlement to the Fund, in which case the Company’s contributions to the Fund, shall be added to the Employee’s pay slip as a Special Payment. Employee hereby acknowledges and agrees that the Special Payment shall not form part of the Monthly Salary and will not be taken into account for the purpose of calculating differentials or social benefits of any kind, including allocations towards pension and severance, severance payment, vacation days, etc. It is further understood and agreed that the Company shall not bear any tax liability deriving from the aforementioned arrangement and the Company shall not gross up any tax payable in respect of such arrangement which shall be borne exclusively by the Employee.

5. Exhibit A

5.1 Effective as of the Effective Date, the following items shall be added to Exhibit A the Employment agreement:

Leased Car	NIS 10,150 per month
Meal Expenses	“Cibus Card”, up to NIS 3,000 per month, subject to the Company’s Meal Expenses policy.

6. General Provisions

6.1 Except as provided explicitly herein, all other provisions of the Employment Agreement (including any of its exhibits) shall continue to be in full force and effect, mutatis mutandis.

6.2 In the event that the Employee chooses not to utilize any of the benefits mentioned hereof, they shall receive an additional payment equivalent to the value of the benefit they have opted not to use in their monthly salary.

6.3 In the event of any inconsistency between the provisions of this Amendment and the provisions of the Employment Agreement, this Amendment shall prevail.

6.4 This Amendment and the Employment Agreement, as amended herein, supersede all prior agreements, written or oral,

6.5 between the parties hereto relating to the subject matter hereof. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on and as of the date first written above.

COMPANY:		EMPLOYEE:

CYABRA STRATEGY LTD.		Ido Shraga

By:	/s/ Yael Sandler	Signature:	/s/ Ido Shraga
Name:	Yael Sandler
Title:	CFO